UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2025
_________________________
Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2025, Lamb Weston Holdings, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with JANA Partners Management, LP (“JANA”) and Continental Grain Company (“Continental Grain” and together with JANA, the “Shareholder Parties”).

Pursuant to the Cooperation Agreement, the Company has agreed to take all necessary action to (i) expand the size of the Board of Directors (the “Board”) to 13 directors; (ii) accept the resignations of each of Charles A. Blixt, W.G. Jurgensen, Robert A. Niblock and Maria Renna Sharpe submitted to the Board prior to the execution of the Cooperation Agreement to the extent that they have not already resigned from the Board; and (iii) appoint each of (A) Bradley Alford, and Timothy R. McLevish (collectively, the “Independent New Directors”), (B) Scott Ostfeld and Ruth Kimmelshue (the “Independent Shareholder Directors”), and (C) Paul Maass and Lawrence Kurzius (the “Independent Mutual Directors,” and together with the Independent New Directors and the Independent Shareholder Directors, the “Agreed Directors”) to serve as a director of the Company for a term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”) or until such person’s earlier death, resignation, disqualification, or removal. The effective date of the Board’s actions provided for in the foregoing clauses (i)–(iii) (the “Effective Date”) will be the date upon which JANA delivers a written request for such effectiveness; provided, (i) such written request from JANA shall be delivered to the Company no later than July 11, 2025, (ii) if JANA fails to deliver such request, the Effective Date shall be as of 4:00 PM EDT on July 11, 2025, and (iii) the resignation of Charles A. Blixt and W.G. Jurgensen took place on June 29, 2025. In addition, the Company has agreed to nominate each of the Agreed Directors and include each of the Agreed Directors in the Company’s slate of recommended nominees standing for election at the 2025 Annual Meeting and to recommend, support and solicit proxies for the election of the Agreed Directors at the 2025 Annual Meeting in the same manner and on terms no less favorable as the Company’s other nominees at the 2025 Annual Meeting, provided the Shareholder Parties still beneficially own, in the aggregate, a total net long position of at least 1.5% (as adjusted for stock splits, stock dividends, reverse stock splits and similar events) of the Company’s then-outstanding common stock at such time.

If (A) Mr. Ostfeld or any of the Independent New Directors (or any replacement nominees) resigns or otherwise vacates his role as a director at any time from the date of the Cooperation Agreement until the Termination Date (as defined below), then JANA will have the right to designate a replacement director that meets the criteria set forth in the Cooperation Agreement and is reasonably acceptable to the Board, (B) Ms. Kimmelshue (or any replacement nominee) resigns or otherwise vacates her role as a director at any time from the date of the Cooperation Agreement until the Termination Date, then Continental Grain will have the right to designate a replacement director that meets the criteria set forth in the Cooperation Agreement and is reasonably acceptable to the Board and (C) either of the Independent Mutual Directors (or any replacement nominee) resigns or otherwise vacates his role as a director at any time from the date of the Cooperation Agreement until the Termination Date, then the Company and JANA will mutually agree on a replacement director, in each case provided the Shareholder Parties still beneficially own, in the aggregate, a total net long position of at least 1.5% (as adjusted for stock splits, stock dividends, reverse stock splits and similar events) of the Company’s then-outstanding common stock at such time.

Concurrently with the appointments of the Agreed Directors, the Board will reconstitute the Board’s standing committees so that (A) the Audit and Finance Committee consists of André J. Hawaux (Chair), Rita Fisher, Timothy R. McLevish, Paul Maass, and Norman Prestage; (B) the Compensation and Human Capital Committee consists of Peter J. Bensen (Chair), Robert J. Coviello, Ruth Kimmelshue, Lawrence Kurzius, Hala G. Moddelmog, and Scott Ostfeld; and (C) the Nominating and Corporate Governance Committee consists of Hala G. Moddelmog (Chair), Peter J. Bensen, Robert J. Coviello, Ruth Kimmelshue, Lawrence Kurzius, and Scott Ostfeld. In addition, concurrently with the appointment of the Agreed Directors to the Board, the Board will elect Bradley Alford to serve as Chairman of the Board.

The Cooperation Agreement also contains customary mutual non-disparagement provisions. Each party’s obligations under the respective non-disparagement provisions of the Cooperation Agreement will terminate immediately upon any breach by the other party of its non-disparagement obligations.

Additionally, each of the Shareholder Parties have agreed to vote all shares of the Company’s common stock beneficially owned by it and over which it exercises or has voting authority at any Company annual or special meeting of stockholders prior to the Termination Date (i) in favor of the following persons for election as directors of the Company and no other person(s): the Agreed Directors, Peter J. Bensen, Robert J. Coviello, Rita Fisher, André J. Hawaux, Hala G. Moddelmog, Norman Prestage and Michael J. Smith, and (ii) in accordance with the Board’s recommendations with respect to (a) the election, removal or replacement of directors of the Company to the extent such recommendations are made in accordance with clause (i); and (b) any other proposal submitted to stockholders; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the election of the persons named in clause (i)), the Shareholder Parties will be permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that the

Shareholder Parties will be permitted to vote in their sole discretion with respect to an extraordinary transaction and matters related to the implementation of takeover defenses.

Pursuant to the Cooperation Agreement, each Independent Shareholder Director will submit an irrevocable resignation letter (the “Irrevocable Resignation Letter”) resigning as a director of the Company effective only upon, and subject to, the occurrence of a material breach by JANA, in the case of Mr. Ostfeld, and Continental Grain, in the case of Ms. Kimmelshue, of certain of the applicable Shareholder Party’s obligations under the Irrevocable Resignation Letter. It will be in the Board’s sole discretion whether to accept or reject such resignation of such Independent Shareholder Director from the Board.

Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will terminate upon the earlier of (i) the date that is 30 calendar days prior to the beginning of the Company’s advance notice period for the nomination of directors at the Company’s 2026 annual meeting of stockholders, and (ii) April 28, 2026 (the earlier of (i) and (ii), the “Termination Date”).

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On June 29, 2025, each of Charles A. Blixt and W.G. Jurgensen provided notice of their respective resignation from the Board, effective immediately. On June 29, 2025, the Board approved the following matters, contingent on the signing of the Cooperation Agreement and to be effective promptly upon written request from JANA and in any event, no later than July 11, 2025, as described above:
•acceptance of the resignation letters submitted on June 29, 2025, by Robert A. Niblock and Maria Renna Sharpe;
•an increase of the size of the Board from 11 directors to 13 directors and the appointment of Bradley Alford, Ruth Kimmelshue, Lawrence Kurzius, Paul Maass, Timothy R. McLevish and Scott Ostfeld to serve as directors on the Board for a term expiring at the 2025 Annual Meeting;
•the reconstitution of the Board’s standing committees as described above in Item 1.01 of this Current Report on Form 8-K; and
•the election of Mr. Alford as the new Chairman of the Board.

The effective date of the resignation of Robert A. Niblock and Maria Renna Sharpe and the appointment of each Agreed Director will be no later than on or about July 11, 2025. Additional information regarding the Agreed Directors is included below.

Bradley Alford

Mr. Alford has been a director of Perrigo since 2017 and a director for Avery Dennison Corporation since 2010. He previously served as director for Conagra Brands, Inc. and Nestlé USA.

Mr. Alford’s previous work experience includes serving as an Operating Partner at Advent International Corporation (a global private equity firm) from 2016-2021; an Industry Advisor for Advent International Corporation from 2014-2016; and as the Chairman and CEO of Nestlé USA (a multinational food and beverage company) from 2006-2013. He has extensive public and private sector industry knowledge and experience in management, operations and supply chain as well as the development and marketing of consumer products.

Ruth Kimmelshue

Since 2025, Ms. Kimmelshue has served as Senior Advisor to Continental Grain, a privately-owned global investor, owner, and operator of companies across the food and agribusiness spectrum. Since 2017, Ms. Kimmelshue has served as a director of H.B. Fuller Company, a leading global adhesives provider, and since 2022, as a director of Wayne Sanderson Farms, a poultry producer.

In 1999, Ms. Kimmelshue joined Cargill, Incorporated, a global company providing food, agriculture, financial and industrial products, and services globally. Between 1999 and her retirement from Cargill in 2024, Ms. Kimmelshue held various business leadership roles, ultimately serving on Cargill’s Executive Leadership Team from 2015-2024. In her capacity as a Corporate Senior Vice President, Ms. Kimmelshue built and led Cargill’s Business Operations and Supply Chain organization, served as Cargill’s Chief Sustainability Officer; and led Cargill’s Global Animal Nutrition and Health

Enterprise. From 1986 to 1999, Ms. Kimmelshue held various positions at Continental Grain, including roles in grain and oilseed merchandising and trading, facility and general management, economic analysis, and marketing and sales in the U.S. and Europe.

Upon the effectiveness of her appointment to the Board, Ms. Kimmelshue will serve on the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee of the Board.

Lawrence Kurzius

Mr. Kurzius led McCormick & Company for over 20 years, most recently as Executive Chairman of the board and previously as Chair and Chief Executive Officer from 2017 and 2016, respectively, to 2023. During his tenure, Mr. Kurzius also served as the company’s President and COO as well as President of the International Business. Prior to joining McCormick & Company in 2003, Mr. Kurzius was the Chief Executive Officer of Zatarain’s, a leading national food and spice company, where he worked for 12 years before the company was acquired by McCormick & Company. Previously, Mr. Kurzius was a marketing executive at the Quaker Oats Company and Mars Inc.

Mr. Kurzius is the current Chairman of the board of Elanco Animal Health Inc., a global leader in animal health, and has served as a director since 2018. Since 2023, he has served as a director of CooperCompanies, a global medical device company.

Upon the effectiveness of his appointment to the Board, Mr. Kurzius will serve on the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee of the Board.

Paul Maass

Since 2016, Mr. Maass has served as Chief Executive Officer of Scoular, a leading commodity and ingredient agribusiness and one of the largest privately held companies in the U.S., and is a member of Scoular’s board of directors. In addition, Paul serves on the Federal Reserve Bank of Kansas City's board of directors

Mr. Maass previously served as President of ConAgra Foods’ (now Conagra Brands) Commercial Foods and Private Brands segments. In that role, he led the creation of Ardent Mills, ConAgra Foods’ milling focused partnership with Cargill and CHS, and served as Chairman of the board. Mr. Maass began his 27-year career at ConAgra as a commodity merchandiser and subsequently served in a number of leadership positions at the company, including Director, ConAgra Trade Group (now Gavilon, LLC); President, ConAgra Mills; President, Lamb Weston; and President, Commercial Foods.

Upon the effectiveness of his appointment to the Board, Mr. Maass will serve on the Audit and Finance Committee of the Board.

Timothy R.McLevish

Mr. McLevish is a senior corporate finance executive and board member with deep experience in large-scale, complex and global consumer businesses. He has served as Chief Financial Officer at five public companies, Carrier Corporation, Walgreens Boots Alliance, Inc., Kraft Foods Group, Inc., Ingersoll-Rand Corporation and Mead Corporation. Mr. McLevish previously worked at Touche Ross & Co. and began his career at General Mills.

He has served as a member of the board of directors of Freshpet, Inc. since August 2023. He also has served as a member of the board of directors of Revlon, Inc. since April 2023, and is a former member of the board of directors of Conagra Brands, Inc. until its spinoff to Lamb Weston Holdings, Inc. in 2016, where he served as Executive Chairman until 2017. Mr. McLevish also served as a director of Kennametal, Inc. from 2004 to 2019, during which tenure he served as chair of the audit committee and as a member of the nominating and governance committee, and as a director of R.R. Donnelley & Sons Company from 2016 to 2022, during which tenure he served as chair of the audit committee and as a member of the compensation committee.

Upon the effectiveness of his appointment to the Board, Mr. McLevish will serve on the Audit and Finance Committee of the Board.

Scott Ostfeld

Mr. Ostfeld is a Managing Partner and Portfolio Manager at JANA where he has nearly 20 years of experience enhancing value as an engaged shareholder. Prior to joining JANA in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. He was previously an investment banker at Credit Suisse First Boston Corporation.

Mr. Ostfeld currently serves on the boards of Mercury Systems and TreeHouse Foods. He was previously a director at Conagra Brands, HD Supply until its sale to Home Depot and TeamHealth until its sale to the Blackstone Group. Mr. Ostfeld serves on the board of Columbia University’s Richman Center for Business, Law and Public Policy.

Upon the effectiveness of his appointment to the Board, Mr. Ostfeld will serve on the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee of the Board.

Each Agreed Director, following the effectiveness of his or her respective appointment to the Board, will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement, filed with the SEC on August 9, 2024. None of the departures from the Board described herein are due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. There are no transactions or relationships between the Agreed Directors and the Company that would be reportable under Item 404(a) of Regulation S-K. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between any of the Agreed Directors and any other persons pursuant to which each was selected as director.

Item 7.01. Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the Cooperation Agreement and the matters addressed above. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Cooperation Agreement, by and among Lamb Weston Holdings, Inc., JANA Partners Management, LP, and Continental Grain Company dated June 30, 2025.

99.1	Press Release of Lamb Weston Holdings, Inc. dated June 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: June 30, 2025